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                                                                   EXHIBIT 10.49
                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, executed this 5th day of April, 1999 by and between Indian Hills Properties, Inc., as "Lessor" and Telecommunications Associates Group, Inc., a wholly owned subsidiary of Security Associates International, Inc., as "Lessee."


     WITNESSETH:

     WHEREAS the parties hereto executed a Lease Agreement the 27th day of November, 1997 for a one-floor store suite located at 1520 East 191st Street, Euclid, Ohio 44117 consisting of approximately Eight Thousand Four Hundred (8,400) square feet, more or less, for a term of Seven (7) years (with one [1] additional Five [5] years option term) commencing the 1st day of January, 1998.

     WHEREAS the base rent for the Seven (7) years of the term was established at Seventy Nine Thousand Eight Hundred Dollars ($79,800.00) per year, said sum payable in equal monthly installments of Six Thousand Six Hundred Fifty Dollars ($6,650.00) such base rent increasing to Ninety Two Thousand Four Hundred Dollars ($92,400.00) per year during the Five (5) years option term.

     WHEREAS Lessee deposited with Lessor a non-interest bearing security deposit in the amount of Seventy Nine Thousand Eight Hundred Dollars ($79,800.00), three-fourths of which was to be refunded as a rent rebate, in accordance to a schedule established on an addendum to the Lease Agreement, also executed on the 24th day of November, 1997.



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     WHEREAS the parties hereto desire and agree to amend and modify the above referenced Lease Agreement and Addendum to the Lease Agreement to include the following:

     A. Commencing the 1st day of May, 1999 the term "Demised Premises" shall mean the area of the Building leased to the Lessee by the Lessor on a parcel of land located at the northwest corner of Euclid Avenue and East 191st Street in the City of Euclid, County of Cuyahoga and State of Ohio, and consisting of approximately Ten Thousand Eight Hundred (10,800) square feet, more or less, of a one-floor store suite which is a part of a multi-tenant shopping center designated as part of the property outlined in red on Exhibit "A-l" attached hereto and made apart hereof, together with the building and improvements (Exhibit "A-2") and use of the Common Areas all constructed thereon on Lessor's property in Euclid, Ohio.

     B. The term of the Lease Agreement is to be extended for a period of Two
     (2) years until December 31st, 2006 with the one (1) option term being reduced to Three (3) additional years.

     C. Commencing the 1st day of May, 1999 the base rent for the Demised Premises shall increase to One Hundred Two Thousand Six Hundred Dollars ($102,600.00) per year. Thereafter, in the event Lessee shall extend its term by exercise of the three (3) year option, the base rent shall be One Hundred Eighteen Thousand Eight Hundred Dollars ($118,800.00) per year.



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     D. Commencing with the rent due for the month of May, 1999 and for the next
     Forty One (41) months until the rent due for the month of October, 2002 Lessor will refund (as a rent rebate) the Seventy Nine Thousand Eight Hundred Dollars ($79,800.00) non-interest bearing security deposit in Forty Two (42) monthly installments of One Thousand Nine Hundred Dollars (1,900.00) each.

NOW, THEREFORE the parties hereto agree as follows:

SECTION 1. The original terms of the Lease Agreement is herein extended by Two
(2) years until December 31st, 2006 with the one (1) term option being reduced to Three (3) years commencing January 1st, 2007.

SECTION 2. The "Demised Premises" is herein increased to Ten Thousand Eight Hundred (10,800) square feet from the original Eight Thousand Four Hundred (8,400) square feet.

SECTION 3. Commencing with the rent due the 1st day of May, 1999 Lessee covenants and agrees to pay Lessor at Lessor's office or such other place as Lessor may from time to time designate, as rent for the Demised Premises without abatement, deduction or set-off and without demand, unless otherwise provided herein, the sum of One Hundred Two Thousand Six Hundred Dollars ($102,600.00) per year, said sum to be payable in equal monthly installments of Eight Thousand Five Hundred Fifty Dollars ($8,550.00), on the first day of each and every month in advance, during each of the Seven (7) years and Eight (8) months of the term, and thereafter in the event Lessee shall extend its term by exercise of the option provided herein, Lessee covenants and agrees to pay Lessor as rent for the Demised Premises the sum of One Hundred Eighteen Thousand Eight Hundred Dollars ($118,800.00) per year, said sum to be payable in



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equal monthly installments of Nine Thousand Nine Hundred Dollars (9,900.00), on
the first day of each and every month in advance, during each of the Three (3) years of such option.

SECTION 4. The Seventy Nine Thousand Eight Hundred Dollars ($79,800.00) non-interest bearing security deposit shall be refunded to Lessee in Forty Two
(42) monthly installments of One Thousand Nine Hundred Dollars (1,900.00) each. Such refunding will be in the form of an abatement of One Thousand Nine Hundred Dollars (1,900.00) per month on the base rent due of Eight Thousand Five Hundred Fifty Dollars ($8,550.00) reducing the amount payable to Six Thousand Six Hundred Fifty Dollars ($6,650.00) per month for the months of May, 1999 through October, 2002. After October, 2002, no security deposit will remain with Lessor.

SECTION 5. As an incentive for Lessee entering into this Amendment Agreement, Lessor herein agrees to build, at its own cost, the hereunder listed renovations (Exhibit "A-2") to the Demised Premises:

     I. Existing Facilities:

        a) Construct new lunchroom/kitchenette in existing file room area including Cabinets, Countertop, Sink, Outlets for microwave and vending machines. Also including all sewer and plumbing as needed, paint, remove existing carpet and clean/polish tile.

        b)   Remove existing wall by computer area.

        c)   Construct new computer room wall with glass door.



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        d)   Install the required electrical outlets (110VAC) for racks of receivers and computers in the new computer room and central stations.

        e)   Construct new wall with door in new training room area.

        r) Open divider wall to allow for construction of Supervisor platform in central station.

        g)   Construct Supervisor platform in central station.

        h)   Paint all rooms in entire facility.


        i) Install new carpet in all areas with exception of hallways, bathrooms, kitchen areas and breakrooms. In those rooms clean and polish tile floors.

        j) Provide new signage on outside of facility to reflect building addresses only.

        k) Open doorway between existing facility and new facility and install door.

    II. New Facility:

        a)   Remove x-ray storage rack.

        b)   Remove existing walls (2) between the four (4) rear offices.

        c)   Remove cabinets on wall as directed.

        d) Construct new conference room in front area by removing one existing wall and construct new wall.

        e) Provide hallway, with door, between existing facility and new facility.

        f) Install new carpet in all areas to match existing facility carpet with the exception of hallway, bathrooms, and kitchen area. In those rooms clean and polish tile floors.



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        g)   Paint all rooms in entire facility.

        h)   Provide signage on outside of facility to reflect address only.

All the above renovations shall comply with all local building codes and regulations and with all U.L. standards for central monitoring stations.

SECTION 6. Lessor shall repair all damage (from both construction and existing damage) to drop-ceiling, walls and floors as needed. Lessor shall apply its best efforts to keep the construction areas well ventilated at all times and free of debris. Maximum efforts will be employed to reduce and/or minimize the necessary disturbance to Lessee's normal course of business during the construction period.

SECTION 7. In addition for the above listed renovations Lessor will, at its own cost, provide workers to assist in the moving of all existing files to new filing room area and to relocate all existing workstations and furniture to new areas as needed. All work to be directed and supervised by David Brown and Robert Koenig of Security Associates International which will be fully responsible for any damage to computers, workstations and furniture.

SECTION 8. Lessor shall endeavor to complete all renovation work within Sixty
(60) days from the execution of this Agreement by both parties. All completed renovations shall be subjected to approval and acceptance by the on-site General Manager, David Brown.

SECTION 9. Except to the extent amended herein, all other terms and conditions of the Lease Agreement between the parties shall remain in full force and effect.



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IN TESTIMONY WHEREOF, the Lessor and Lessee have caused this Amendment
Agreement to be signed in triplicate, upon the day and year first above written.

"LESSEE"                                         "LESSOR"

Telecomunications Associates Group, Inc.,        Indian Hills Properties, Inc.
a wholly owned subsidiary of
Security Associates International, Inc.



By:   /s/ Ronald J. Carr                        By:   /s/ Juan Villanueva
    ------------------------------                  -----------------------
      Its President                                   Its President

Agreed as to it:
Security Associates
International, Inc.



By: /s/  James S. Brannen
   -----------------------
    Its President



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